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                                                              EXHIBIT NO. 21



                             LIST OF SUBSIDIARIES OF
                             UIL HOLDINGS CORPORATION


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                                        STATE OR JURISDICTION
                                         OF INCORPORATION OR            NAME UNDER WHICH
    NAME OF SUBSIDIARY                       ORGANIZATION             SUBSIDIARY DOES BUSINESS
    ------------------                  ---------------------         ------------------------

The United Illuminating Company(1)          Connecticut               The United Illuminating Company

United Resources, Inc.(1)                   Connecticut               United Resources, Inc.

Xcelecom, Inc.(2)                           Connecticut               Xcelecom, Inc.

American Payment Systems, Inc.(2)           Connecticut               American Payment Systems, Inc.

United Bridgeport Energy, Inc.(2)           Connecticut               United Bridgeport Energy, Inc.

United Capital Investments, Inc.(2)         Connecticut               United Capital Investments, Inc.

McPhee Electric Ltd., LLC(3)                Connecticut               McPhee Electric Ltd., LLC

McPhee Utility Power and Signal, Ltd.(3)    Connecticut               McPhee Utility Power and Signal, Ltd.

Thermal Energies, Inc.(3)                   Connecticut               Thermal Energies, Inc.

Precision Constructors, Inc.(3)             Connecticut               Precision Constructors, Inc.

Allan Electric Co., Inc.(3)                 New Jersey                Allan Electric Co., Inc.

The DataStore, Incorporated(3)              New Jersey                The DataStore Incorporated

Orlando Diefenderfer Electrical             Pennsylvania              Orlando Diefenderfer Electrical Contractors,
Contractors, Inc.(3)                                                  Inc.

Souwestcon Properties, Inc.(4)              Connecticut               Souwestcon Properties, Inc.

Johnson Electric Co., Inc.(5)               Connecticut               Johnson Electric Co., Inc.

JBL Electric, Inc.(6)                       New Jersey                JBL Electric, Inc.
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(1)  Subsidiary of UIL Holdings Corporation
(2)  Subsidiary of United Resources, Inc.
(3)  Subsidiary of Xcelecom, Inc.
(4)  Subsidiary of United Capital Investments, Inc.
(5)  Subsidiary of McPhee Electric Ltd., LLC
(6)  Subsidiary of Allan Electric Co., Inc.